UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2010

Protection One, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-12181-01
(Commission File Number)

93-1063818
(I.R.S. Employer Identification No.)

1035 N. 3rd Street, Suite 101
Lawrence, Kansas 66044
(Address of Principal Executive Offices, Including Zip Code)

(785) 856-5500
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into Material Definitive Agreement.

On April 26, 2010, Protection One, Inc., a Delaware corporation (“Protection One”), Protection Holdings, LLC, a Delaware limited liability company (“Parent”), and Protection Acquisition Sub, Inc., a Delaware corporation and an indirect, wholly owned subsidiary of Parent (“Acquisition Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which, among other things, Acquisition Sub will commence a tender offer (the “Tender Offer”) to acquire all of Protection One’s outstanding shares of common stock, par value $0.01 per share (the “Shares”), for $15.50 per Share to the seller in cash, net of applicable withholdings and without interest (the “Offer Price”). The Merger Agreement also provides that, following completion of the Tender Offer, Acquisition Sub will be merged with and into Protection One (the “Merger”) with Protection One surviving the Merger as a wholly owned subsidiary of Parent. At the effective time of the Merger, all remaining outstanding Shares not tendered in the Tender Offer (other than Shares owned by Parent, Acquisition Sub, Protection One and its subsidiaries), will be converted into the right to receive the Offer Price on the terms and conditions set forth in the Merger Agreement.

The Merger Agreement provides that Parent will cause Acquisition Sub to commence, and Acquisition Sub will commence, the Tender Offer within five business days after April 26, 2010.  In the Tender Offer, each Share validly tendered and not withdrawn will be accepted for payment by Acquisition Sub in accordance with the terms of the Tender Offer (but in no event sooner than 20 business days after the commencement of the Tender Offer) and will be exchanged for the right to receive the Offer Price.

Acquisition Sub’s obligation to accept for payment and pay for all Shares validly tendered pursuant to the Tender Offer is subject to the condition that the number of Shares validly tendered and not withdrawn represents at least 60% of the total number of Shares outstanding on a fully diluted basis (the “Minimum Condition”).  Protection One has also granted to Acquisition Sub an irrevocable option (the “Top-Up Option”), which Acquisition Sub will exercise if needed to cause Acquisition Sub to own at least 90% of the Shares immediately after completion of the Tender Offer, to purchase such number of newly issued Shares at the Offer Price that, when added to the Shares already owned by Parent and Acquisition Sub following completion of the Offer, constitutes one Share more than 90% of the Shares entitled to vote on the Merger on a fully diluted basis. If Parent or Acquisition Sub acquires more than 90% of the outstanding Shares, including through exercise of the Top-Up Option, it will complete the Merger through the “short form” procedures available under Delaware law.

Consummation of the Tender Offer and Merger is subject to customary conditions, including without limitation (i) expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended and (ii) the absence of any law, order or injunction prohibiting the Tender Offer, the Top-Up Option or the Merger.  Moreover, Acquisition Sub’s obligation to consummate the Tender Offer is subject to certain other conditions, including without limitation, the accuracy of Protection One’s representations and warranties (subject to customary materiality qualifiers), compliance by Protection One with its covenants and agreements (subject to customary materiality qualifiers) and no event occurring that has a material adverse effect on Protection One.

The Merger Agreement contains certain termination rights for the benefit of Protection One and Parent. In connection with the termination of the Merger Agreement under specified circumstances, Protection One may be required to pay Parent a termination fee equal to $8,000,000, and Parent may be required to pay Protection One a termination fee equal to $60,000,000 in certain circumstances and $150,000,000 in other circumstances, including in the context of a Willful Breach (as defined in the Merger Agreement) by Parent or Acquisition Sub.

This summary of the principal terms of the Merger Agreement and the copy of the Merger Agreement filed as an exhibit to this Form 8-K are intended to provide information regarding the terms of the Merger Agreement and are not intended to modify or supplement any factual disclosures about Protection One in its public reports filed with the Securities and Exchange Commission (the “SEC”). In particular, the Merger Agreement and the related summary are not intended to be, and should not be relied upon as, disclosures regarding any facts and circumstances relating to Protection One.  The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

The Merger Agreement itself has been provided solely to inform investors of its terms. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of such agreement, were made solely for the benefit of the parties to the Merger Agreement and may be intended not as statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate. In addition, such representations, warranties and covenants may have been qualified by certain disclosures not reflected in the text of the Merger Agreement, and may apply standards of materiality in a way that is different from what may be viewed as material by shareholders of, or other investors in, Protection One.  Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Protection One, Parent, Acquisition Sub or any of their respective subsidiaries or affiliates.

Concurrently with the execution and delivery of the Merger Agreement, each of POI Acquisition, L.L.C. (“Quadrangle”) and Monarch Alternative Capital LP (“Monarch”), together representing ownership of more than 60% of the outstanding and fully diluted Shares, entered into a tender and support agreement (the “Support Agreements”) with Parent and Acquisition Sub whereby Quadrangle and Monarch committed, among other things, subject to the terms and conditions of the Support Agreement, to tender all of their respective Shares in the Tender Offer. The Support Agreements automatically terminate upon the termination of the Merger Agreement or the occurrence of certain other events.  The foregoing description of the Support Agreements does not purport to be complete and is qualified in its entirety by reference to the Support Agreements, which are filed as Exhibits 2.2 and 2.3 hereto and are incorporated herein by reference.

Parent and Acquisition Sub have obtained equity and debt financing commitments sufficient for Acquisition Sub to pay (and Parent to cause Acquisition Sub to pay) the aggregate consideration in respect of the Shares in the Tender Offer and the Merger and all related fees and expenses. GTCR Fund IX/A, L.P., an investment fund affiliated with GTCR Golder Rauner, LLC, has committed to purchase equity interests in Parent amounting to $340 million in the aggregate on the terms and subject to the conditions set forth in an equity commitment letter dated April 26, 2010 (the “Equity Commitment Letter”), and has provided Protection One with a guaranty in favor of Protection One dated April 26, 2010 (the “Guaranty”), guaranteeing, subject to the terms and conditions of the Guaranty, the payment of certain monetary obligations that may be owed by Parent and Acquisition Sub pursuant to the Merger Agreement.  The foregoing description of the Guaranty does not purport to be complete and is qualified in its entirety by reference to the Guaranty, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

JPMorgan Chase Bank, N.A. and Barclays Bank PLC (the “Senior Debt Commitment Parties”) have committed to provide Acquisition Sub $415 million in senior secured credit facilities (comprised of a term loan facility of $390 million and a revolving credit facility of $25 million), on the terms and subject to the conditions set forth in a commitment letter dated April 26, 2010 (the “Senior Debt Commitment Letter”).  The obligations of the Senior Debt Commitment Parties to provide debt financing under the Senior Debt Commitment Letter are subject to a number of conditions, which we believe are customary for financings of this type or are otherwise consistent with certain conditions in the Merger Agreement.

TCW/Crescent Mezzanine Management V, LLC (“TCW”), on behalf of one or more of its managed accounts, has committed to purchase at par $150 million of senior subordinated notes issued by Acquisition Sub, on the terms and subject to the conditions set forth in a commitment letter dated April 26, 2010 (the “Notes Commitment Letter”).  The obligations of TCW to purchase such senior subordinated notes under the Notes Commitment Letter are subject to a number of conditions, which we believe are customary for financings of this type or are otherwise consistent with certain conditions in the Merger Agreement.

The Tender Offer has not yet commenced.  Investors are urged to read both the tender offer statement and the solicitation/recommendation statement regarding the Tender Offer and, if applicable, the proxy statement regarding the Merger when they become available, because they will contain important information. The tender offer statement will be filed by Acquisition Sub with the SEC and the solicitation/recommendation statement and the proxy statement, if any, will be filed by Protection One with the SEC. Investors can obtain a free copy of these materials (when available) and other documents filed by Acquisition Sub or Protection One with the SEC at the website maintained by the SEC at www.sec.gov.

Item 8.01 Other Events.

On April 26, 2010, Protection One issued a press release announcing certain of the transactions described above.  The press release is filled as Exhibit 99.1 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of April 26, 2010, by and among Protection Holdings, LLC, Protection Acquisition Sub, Inc. and Protection One, Inc.
2.2	Tender and Support Agreement, dated as of April 26, 2010, by and among POI Acquisition, L.L.C., Protection Holdings, LLC and Protection Acquisition Sub, Inc.
2.3	Tender and Support Agreement, dated as of April 26, 2010, by and among Monarch Alternative Capital LP, Protection Holdings, LLC and Protection Acquisition Sub, Inc.
10.1	Guaranty dated as of April 26, 2010, by GTCR Fund IX/A, L.P. in favor of Protection One, Inc.
99.1	Press Release, dated April 26, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 26, 2010	PROTECTION ONE, INC.

	By:	/s/ J. Eric Griffin
	Name:	J. Eric Griffin
	Title:	Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of April 26, 2010, by and among Protection Holdings, LLC, Protection Acquisition Sub, Inc. and Protection One, Inc.
2.2	Tender and Support Agreement, dated as of April 26, 2010, by and among POI Acquisition, L.L.C., Protection Holdings, LLC and Protection Acquisition Sub, Inc.
2.3	Tender and Support Agreement, dated as of April 26, 2010, by and among Monarch Alternative Capital LP, Protection Holdings, LLC and Protection Acquisition Sub, Inc.
10.1	Guaranty dated as of April 26, 2010, by GTCR Fund IX/A, L.P. in favor of Protection One, Inc.
99.1	Press Release, dated April 26, 2010.